UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Indenture

On January 17, 2012, PHH Corporation (the “Company,” “we” or “our”) issued $250 million in aggregate principal amount of 6.00% Convertible Senior Notes due 2017 (the “Notes”) under an indenture, dated as of January 17, 2012, (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 17, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will bear interest at a rate of 6.00% per year, payable semiannually in arrears in cash on June 15th and December 15th of each year, beginning on June 15, 2012. The Notes are our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt.

Holders may convert their Notes at their option on any day prior to the close of business on the “scheduled trading day” immediately preceding December 15, 2016 only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the “measurement period”) in which the trading price per Note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending March 31, 2012, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, December 15, 2016 through the third “scheduled trading day” immediately preceding the maturity date.

Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a “daily conversion value” calculated on a proportionate basis for each “VWAP trading day” of the relevant 60 VWAP trading day observation period. The initial conversion rate for the Notes will be 78.2014 shares of common stock per $1,000 in principal amount of Notes, equivalent to an initial conversion price of approximately $12.79 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “fundamental change repurchase date.” In addition, upon a “make-whole fundamental change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change. The Company may not redeem the Notes prior to maturity.

The Indenture contains certain events of default after which the Notes may be declared due and payable or, in certain circumstances, may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and such failure continues for 30 days; failure to pay any principal of, or extension fee (if any) on, any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes into cash and, if applicable, shares of our common stock, upon exercise of a holder’s conversion right and such failure continues for 5 days; failure in performance or breach of any other covenant or agreement by us under the Indenture and such failure or breach continues for 60 days after written notice has been given to us; failure by us to provide timely notice of a fundamental change; failure to pay any indebtedness borrowed by us or one of our majority owned subsidiaries in an outstanding principal amount in excess of $25 million if such default is not rescinded or annulled within 30 days after written notice or, if applicable, the maturity date or date of required repurchase of such indebtedness; failure by us or one of our majority-owned subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $25 million within 60 days of notice; and certain events in bankruptcy, insolvency or reorganization of the Company.

A copy of each of the Base Indenture and the First Supplemental Indenture is attached hereto as Exhibits 4.1, 4.2, respectively, and each is incorporated herein by reference. The descriptions of each of the Base Indenture and the First Supplemental Indenture herein is qualified in its entirety by reference to such Base Indenture and the First Supplemental Indenture.

Relationships

Thomas P. (Todd) Gibbons, one of the Company’s Directors effective July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively “BNY Mellon”).  The Company has certain relationships with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon is a lender, along with various other lenders, in several of the Company’s credit facilities, functions as the custodian for loan files, and functions as the indenture trustee on certain privately issued convertible senior notes governed by the indentures dated April 2, 2008, and September 29, 2009, and certain notes issued under an indenture, dated as of August 11, 2010 by and between PHH and BNY Mellon, as supplemented by the first supplemental indenture dated December 12, 2011 between the Company and BNY Mellon, as well as several of the vehicle management asset-backed debt facilities.  The Company also executes forward loan sales agreements and interest rate contracts with BNY Mellon.  These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time. The fees paid to BNY Mellon, including interest expense, during the three and nine months ended September 30, 2011 were not significant.

Certain of the underwriters and their affiliates provide or may in the future provide certain commercial banking, financial advisory and investment banking services for PHH and certain of its affiliates, for which they receive customary fees. Affiliates of each of the underwriters are lenders under, and an affiliate of J.P. Morgan Securities LLC is the administrative agent for, our Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended. We maintain mortgage warehouse facilities with affiliates of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and RBS Securities Inc. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Home Loans, one of our largest private-label clients, a division of Bank of America, National Association.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01.   Other Events.

On January 17, 2011, the Company issued a press release announcing the closing of the Notes. The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Base Indenture, dated January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	First Supplemental Indenture, dated January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.3	Form of 6.00% Convertible Senior Note due 2017 (included as part of Exhibit 4.2)
5.1	Opinion of DLA Piper LLP (US) with respect to legality of the notes
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of PHH Corporation, dated January 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary
Dated: January 17, 2012

Index to Exhibits

Exhibit Number	Description
4.1	Base Indenture, dated January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	First Supplemental Indenture, dated January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.3	Form of 6.00% Convertible Senior Note due 2017 (included as part of Exhibit 4.2)
5.1	Opinion of DLA Piper LLP (US) with respect to legality of the notes
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Press Release of PHH Corporation, dated January 17, 2012.